SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): March 7, 2002

THE ST. PAUL COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State of Incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification Number)

385 Washington Street, St. Paul, MN (Address of Principal Executive Offices)	55102 (Zip Code)

(651) 310-7911
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report

ITEM 5. OTHER EVENTS
ITEM 7. EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-1.1: UNDERWRITING AGREEMENT
EX-1.2: PRICING AGREEMENT
EX-4.1: INDENTURE
EX-4.2: SPECIMEN

ITEM 5. OTHER EVENTS.

         On March 12, 2002, The St. Paul Companies, Inc. (“The St. Paul”), issued and sold $500,000,000 aggregate principal amount of its 5.75% Senior Notes due 2007 (the “Senior Notes”), registered under the Securities Act of 1933, as amended (Registration Statements Nos. 333-73848, 333-73848-01 and 333-44122). The Senior Notes were issued pursuant to the Indenture, dated as of March 12, 2002, between The St. Paul and JPMorgan Chase Bank. The Senior Notes were purchased by Salomon Smith Barney Inc. and the several Underwriters (the “Underwriters”) named in Schedule I to the Pricing Agreement, dated March 7, 2002, between The St. Paul and Salomon Smith Barney Inc., as Representative of the several Underwriters (the “Pricing Agreement”), pursuant to the Underwriting Agreement, dated March 7, 2002, between The St. Paul and Salomon Smith Barney Inc, and the Pricing Agreement.

ITEM 7. EXHIBITS.

         The following exhibits are filed herewith:

Exhibit
Number	Description

1.1	Underwriting Agreement, dated March 7, 2002, between The St. Paul Companies, Inc. and Salomon Smith Barney Inc.

1.2	Pricing Agreement, dated March 7, 2002, between The St. Paul Companies, Inc. and Salomon Smith Barney Inc., as Representative of the several Underwriters named in Schedule I thereto.

4.1	Indenture, dated as of March 12, 2002, between The St. Paul Companies, Inc. and JPMorgan Chase Bank.

4.2	Specimen of the 5.75% Senior Notes due 2007 of The St. Paul Companies, Inc.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. PAUL COMPANIES, INC.

By:	/s/ BRUCE A. BACKBERG

Name: Bruce A. Backberg Title: Senior Vice President

Date: March 13, 2002

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated March 7, 2002, between The St. Paul Companies, Inc. and Salomon Smith Barney Inc.

1.2	Pricing Agreement, dated March 7, 2002, between The St. Paul Companies, Inc. and Salomon Smith Barney Inc., as Representative of the several Underwriters named in Schedule I thereto.

4.1	Indenture, dated as of March 12, 2002, between The St. Paul Companies, Inc. and JPMorgan Chase Bank.

4.2	Specimen of the 5.75% Senior Notes due 2007 of The St. Paul Companies, Inc.